Artisan Partners Asset Management Inc. Reports February 2017 Assets Under Management
Milwaukee, WI - March 9, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of February 28, 2017 totaled $101.5 billion. Separate accounts accounted for $49.7 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $51.8 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of February 28, 2017 - ($ Millions)
Global Equity Team
Non-U.S. Growth	24,445
Non-U.S. Small-Cap Growth	909
Global Equity	1,181

U.S. Value Team
U.S. Mid-Cap Value	6,832
Value Equity	1,967

Growth Team
U.S. Mid-Cap Growth	13,632
U.S. Small-Cap Growth	2,168
Global Opportunities	11,545

Global Value Team
Non-U.S. Value	18,137
Global Value	17,139

Emerging Markets Team
Emerging Markets	250

Credit Team
High Income	2,074

Developing World Team
Developing World	1,225

Firm Total	$101,504

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com